Exhibit 99.1

SOURCE: Brekford Corp.

Brekford Announces Appointment of Rod Hillman as New President and Chief Operating Officer

HANOVER, MD--(Marketwired - Dec 6, 2013) - Brekford Corp. (the "Company") (OTCBB: BFDI) (OTCQB: BFDI), a leading public safety technology service provider of fully integrated traffic safety solutions, parking enforcement citation collections and an end-to-end suite of technology equipment for public safety vehicle services, announced that its Board of Directors has appointed Rod Hillman as Brekford's new President and Chief Operating Officer, effective immediately.

"The Board is pleased that Rod has accepted the position of President and Chief Operating Officer of Brekford," said Chief Douglas DeLeaver, Chairman of the Board for Brekford Corp. "As we mentioned at our shareholders' meeting this year, we will be focused on improving operations and strengthening our customer service and our business model. With the addition of Rod's leadership to the executive management team, and with his years of operating experience, we can further accelerate these initiatives. The Board is confident that he and the Company's outstanding management team will accelerate business performance and continue to build a strong, profitable company."

"The reorganization is intended to more efficiently utilize the strengths of our executive management team to most effectively execute an aggressive growth strategy in 2014 and coming years," stated C.B. Brechin, CEO of Brekford Corp. "We have developed a targeted sales and marketing strategy that emphasizes the Company's strengths in automated traffic safety enforcement and parking violations collections, not just within the United States but internationally. Rod Hillman shares our values and our focus on innovation, and he places the same strong emphasis as we do on the customer experience. He has shown himself to be an extraordinary leader throughout his career with a proven track record and a strong background of leadership experience in small public companies addressing high growth opportunities in technology markets," continued Brechin.

Before joining Brekford Corp., Mr. Hillman, age 47, spent 10 years as Chief Operating Officer, Chief Financial Officer, and Director of Game Trading Technologies, Inc., a publicly-traded company in the consumer electronics industry that he co-founded. Prior to his tenure at Game Trading Technologies, Mr. Hillman was Vice President of Product Development at InterAct Accessories, Inc., and he previously held various management positions at both Baltimore Gas & Electric and Constellation Energy Group.

"Despite some of the political and operational challenges we have faced during the past year, I am very excited about Brekford's future," noted Mr. Hillman. "As we proceed with our cost containment strategy and 'rationalize' our corporate and infrastructure resources in a manner that is consistent with current revenue levels and new business prospects, I am confident that investors can look forward to improved operating results in 2014 and beyond. Brekford is well positioned to offer customers a complete suite of products and services, expand opportunities for our employees and drive enhanced value for our stockholders. The entire management team has renewed its focus upon national and international growth opportunities involving automated traffic enforcement, parking citation collections."

Mr. Hillman has an M.S. degree in Finance from Loyola College in Baltimore, Maryland, an M.B.A. degree from the University of Baltimore, and a B.S. degree in Electrical and Computer Engineering from The Johns Hopkins University.

About Brekford Corp.

Brekford Corp. provides state-of-the art public safety technology and automated traffic enforcement solutions to municipalities, the U.S. military, various federal entities and other public safety agencies throughout the United States. Its services include automated speed and red light camera enforcement programs, parking enforcement citation collections and an end-to-end suite of technology and equipment for public safety vehicle upfitting. Brekford's combination of upfitting services, cutting-edge technology, and automated traffic enforcement services offers a unique 360-degree solution for law enforcement agencies and municipalities. Additional information about Brekford may be found online at www.brekford.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of that term in Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "expect," "project," "intend," "plan," "believe," "target," "aim," "should" and words and terms of similar substance and any financial projections used in connection with any discussion of future plans, strategies, objectives, actions, or events identify forward-looking statements. Forward-looking statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to us and reflect our current views concerning future events. As such, they are subject to risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: the risk that any projections, including earnings, revenues, expenses, synergies, margins or any other financial items that form the basis for management's plans and assumptions are not realized; a reduction in industry profit margin; requirements or changes affecting the business in which we are engaged; our ability to successfully implement new strategies; operating hazards; competition and the loss of key personnel; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; changing legislation and regulatory environments; and the general volatility of the market prices of our securities and general economic conditions. Readers are referred to the documents filed by Brekford Corp. with the SEC, specifically the Company's most recent reports filed on Form 10-K and Forms 10-Q, which further identify important risks, trends and uncertainties which could cause actual results to differ materially from the forward-looking statements in this press release. Brekford Corp. expressly disclaims any obligation to update any forward-looking statements.

For Additional Information, Please Contact:

RJ Falkner & Company, Inc.
Investor Relations Counsel
(830) 693-4400
email at info@rjfalkner.com